Exhibit 10.16

First Amendment
to the
Sponsored Research Agreement

Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission. Confidential portions are marked [**].

This FIRST AMENDMENT TO THE SPONSORED RESEARCH AGREEMENT (the "First Amendment") is made as of the date of the last signature below (the "First Amendment Effective Date"), by and between THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY, a Pennsylvania nonprofit corporation located at 3601 Spruce Street, Philadelphia, PA 19104 ("Wistar"), and ONCOCYTE CORPORATION, a corporation organized under the laws of California, with a principal place of business located at 1301 Harbor Bay Parkway, Alameda, CA 94502 ("Sponsor"). Wistar and Sponsor shall be referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, Wistar and Sponsor entered into a sponsored research agreement on September 18, 2013 to fund Dr. Louise C. Showe's research relating to the development of new molecular diagnostics for lung cancer (the "SRA");

WHEREAS, Sponsor has paid to Wistar [**] under the SRA as of the First Amendment Effective Date;

WHEREAS, the Parties executed a first exclusive option agreement on February 20, 2015 to negotiate mutually agreeable terms and conditions of an exclusive, worldwide license to practice Wistar's and the University of Pennsylvania's ("Penn") joint ownership interest in the Wistar Background Technology (the "First Option");

WHEREAS, the Parties executed a second exclusive option agreement on May 15, 2015 to negotiate mutually agreeable terms and conditions of an exclusive, worldwide license to practice Wistar's ownership interest in its wholly-owned Selected Inventions (the "Second Option") (the First Option and Second Option shall be collectively referred to herein as the "Options"); and

WHEREAS, concurrent with the negotiation and contract finalization of the license agreement(s) per the Options, the Parties wish to extend the term, amend the Sponsored Research scope of work, increase the budget, and modify the payment schedule of the SRA as specified below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.             All capitalized terms not expressly defined herein shall have the same meanings assigned to them in the SRA.

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1

Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission. Confidential portions are marked [**].

2.             Section 1.2 (Invention(s)) of the SRA shall be deleted in its entirety and replaced with the following:

"Invention(s)" means and includes all technical information, trade secrets, developments, discoveries, software, methods, techniques, formulae, Data, processes and other proprietary ideas, whether or not patentable or copyrightable, that are (i) directly related to molecular diagnostics for lung cancer, including, but not limited to confirmatory, companion and recurrence diagnostics for any type of lung cancer with detection through whole blood, fractionated blood, plasma, serum and/or other biological samples(s); and (ii) first conceived, discovered, developed or reduced to practice in the performance of the Sponsored Research by the Principal Investigator or anyone working under his/her direction. For the purposes of this Agreement, the term "Data" means any information generated under the Sponsored Research using microarray and/or [**] technology.

3.             The words "Schedule I" in Section 1.5 of the SRA shall be replaced with the words "Schedules I and III'' to account for the expanded scope of work and additional budget.

4.             The SRA shall be amended to include the attached Schedule III.

5.             Section 1.3 (Option to License) of the SRA shall be deleted in its entirety and replaced with the following:

"Option to License" means the right granted to Sponsor to negotiate and secure an exclusive, worldwide, sublicensable license to one or more Inventions generated by the Principal Investigator, or persons working under the Principal Investigator's direct supervision, in the performance of the Sponsored Research or as a result of the analysis of Data generated under this Agreement.

6.             Section 2.2 (Participation of Principal Investigator) of the SRA shall be amended to include the following subsection:

(iii)           Wistar and the Principal Investigator acknowledge that there is a collaborative aspect to the Sponsored Research and that the Data will be mutually shared between the parties for the performance of the Sponsored Research. The parties anticipate that meetings between the Principal Investigator and The Sponsor Team (as defined below) shall happen at Wistar based on a reasonable and mutually agreed upon schedule. As used herein, the term "The Sponsor Team" shall mean employees and consultants of Sponsor and other inventors having a duty to assign intellectual property rights in Inventions to Sponsor. In addition to the reporting requirements set forth in Section 2.3 below, the Principal Investigator and The Sponsor Team shall agree to participate in regular meetings, by telephone or as otherwise agreed upon by the parties, to discuss the progress of the Sponsored Research. In connection with such meetings, the parties shall provide one another with any Data, including with respect to the development of assays, raw Data and biomarkers being collected and used in the Sponsored Research. The parties agree to cooperate with one another to assist with the mutual understanding of and ability to utilize the results of the Sponsored Research.

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1

Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission. Confidential portions are marked [**].

7.             Section 2.3 (Reporting) of the SRA shall be deleted in its entirety and replaced with the following:

Reporting. Wistar agrees to keep Sponsor fully informed of the performance of the Sponsored Research. Wistar shall also deliver to Sponsor no later than fifteen (15) days after the end of each calendar month, any Data and a monthly progress report summarizing, in reasonable detail, the research performed during the preceding calendar month, and all significant findings and developments.

8.             Article 2 (Sponsored Research) of the SRA shall be amended to include the following section:

2.5           Data. Both parties shall have the right to use the Data for any reasonable purpose subject to the terms and conditions of this Agreement. Each party shall need to obtain a license from the other party to use the Data of the other party if such use would infringe any copyright or any claim of a patent application or issued patent owned by the other party.

9.             Section 3.1 (Term) of the SRA shall be deleted in its entirety and replaced with the following:

Term. The initial term of this Agreement shall begin as of the Effective Date and shall end upon completion of the Sponsored Research or on July 16, 2016, whichever is sooner, subject to early termination pursuant to Sections 2.2(ii) or 8.1 hereof. This Agreement may be extended or renewed only by written agreement of both parties.

10.           Section 4.1 (Funding) of the SRA shall be deleted in its entirety and replaced with the following:

Funding. Sponsor shall pay Wistar the amount of [**] dollars ($ [**] )for the initial term of the Sponsored Research as follows:

(i)             [**] dollars ($ [**] ) shall be paid upon execution of this Agreement (received by Wistar on October 22, 2013);

(ii)            [**] dollars ($ [**] ) shall be paid upon the first anniversary of this Agreement (received by Wistar on October 24, 2014);

(iii)           [**] dollars ($ [**] ) shall be paid upon execution of the First Amendment;

(iv)          [**] dollars ($ [**] ) shall be paid upon completion of Aim 1 as outlined in Schedule III;

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1

Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission. Confidential portions are marked [**].

(v)            [**] shall be paid upon completion of Aim 2 as outlined in Schedule III or within thirty (30) days of the end of the term of the Agreement, whichever occurs first; and

(vi)           an additional [**]in estimated supply costs shall be paid upon Sponsor's election for the Principal Investigator to proceed with Aim 3 as outlined in Schedule III.

11.           Section 8.3 (Survival) of the SRA shall be deleted in its entirety and replaced with the following:

Survival. Termination of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination hereof. The provisions of Sections 2.4, 2.5, 8.2, 8.3, 10.1, 10.4, 10.5, 10.7, 10.10 and 10.11 and Articles 5, 6, 7 and 9 shall survive termination or expiration of this Agreement.

12.           Section 9.2 (No Warranties) of the SRA shall be deleted in its entirety and replaced with the following:

No Warranties. THE RESULTS OF THE SPONSORED RESEARCH, DATA AND ANY INVENTIONS ARE PROVIDED ON AN "AS IS" BASIS. WISTAR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE RESULTS OF THE SPONSORED RESEARCH, DATA AND ANY INVENTIONS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS. WISTAR SHALL NOT BE LIABLE TO SPONSOR, ITS SUCCESSORS, ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM, THE USE OF THE RESULTS OF THE SPONSORED RESEARCH, DATA OR ANY INVENTIONS SUPPLIED HEREUNDER OR THE MANUFACTURE, USE OR SALE OF PRODUCTS OR ANY OTHER MATERIAL OR ITEM DERIVED THEREFROM.

13.           Except as expressly amended or modified herein, any and all other terms and conditions of the SRA will remain unchanged.

14.           Governing Law. This First Amendment shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law provisions.

15.          Entire Agreement. This First Amendment, the SRA and the Options embodies the entire understanding between the Parties relating to the subject matter thereof and supersedes all prior understandings and agreements, whether written or oral.

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this First Amendment as of the dates below.

THE WISTAR INSTITUTE OF ANATOMY		ONCOCYTE CORPORATION
AND BIOLOGY

/s/Heather A. Steinman	By:	/s/William Annett
Heather A. Steinman, Ph.D., M.B.A.		William Annett
Vice President, Business Development		CEO
Executive Director, Technology Transfer

Date:		Date:	8/6/2015

AGREED TO AND ACCEPTED BY:

/s/Louise C. Showe
Louise C. Showe, Ph.D.
Professor

Date:

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1

Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission. Confidential portions are marked [**].

SPONSORED RESEARCH AGREEMENT

Schedule III

SCOPE OF WORK

TRANSITIONING MRNA AND MIRNA SIGNATURES TO THE [**] PLATFORM

AIM l

miRNA expression will be analyzed first:

The miRNAs will be investigated first using the [**] panel from [**]. The sample set investigated will be compose of [**] samples ([**] nodule and [**] malignant). This is probably an adequate number for this purpose based on some preliminary studies. An additional [**] reactions will be used to standardize and optimize miRNA detection and platform reproducibility. Our previous [**] tests were done using [**] RNA to match the input of our studies on [**] microarrays and [**] miRNA platforms that we were comparing. [**] suggests [**] as an upper limit for mRNA expression although evidently Oncocyte has used [**] from [**] samples without problems. This will ultimately depend on the expression levels of the genes/miRNAs being tested and their relative expression levels. We will run samples in [**] at an input of [**] of total RNA. In tandem with the miRNA loading tests I will carry out a similar loading assessment for mRNAs using the [**]. We will select the panel with the most overlap with our selected gene panel. Although we will have to test this again with the custom mRNA probe set it will at least give us an idea whether the optimum loading for the miRNAs is not too [**] for the gene expression.

We will initially purchase reagents for the [**] miRNA controls to determine the optimized concentration of RNA to be tested and an additional [**] for a pilot study of [**] nodule and [**] cancers to be run at the optimized concentration we determine on the [**]. The quality of the pilot data will be assessed before and loading adjusted if necessary before proceeding to run the rest of the [**] sample set. Since these are too few samples for classification, this test will essentially only determine whether the concentrations decided on in the RNA loading test is ok with a diverse set of samples.

We expect that we can quality control all the RNA samples to be tested in one week, assay and analyze the [**] controls in 1 week, run and analyze the[**] sample pilot in an additional 1-2 weeks with the final [**] samples being run in the 4th week. The data from all [**] samples will be analyzed using primarily [**] algorithm (also with several additional methods) with a) [**] cross-validation without feature selection and b) using [**] samples for training and [**] samples for independent testing with [**] selection for a [**] classifier development, but we will not limit ourselves to these approaches. We have described the analysis in part in the preliminary results that I sent.
*Cost of reagents for entire study $[**]/sample/[**] samples ([**]+[**] controls+ [**] redo's*) = $[**] (*=[**]% potential repeats)

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1

Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission. Confidential portions are marked [**].

AIM 2

mRNA expression:
The initial mRNA panel has been projected to be less than [**] genes, selected from an analysis of the microarray dataset focused on nodules versus malignant. This panel of [**] will also contain at least [**] housekeeping/reference genes for normalization selected from the microarray data. In the event that some of the important probes do not work, we may need to redesign and synthesize replacement probes. Initially this will be done by using the option to add in up to [**] probes to the [**]. We have examined the cost of the [**] for the maximum numbers of [**] probe limit for this option as suggested. While the [**] platform gives us some leeway to add and replace probes as needed, the savings are not substantial as we still have a substantial cost from [**] for probe design and master kits. The elements platform may be easy to implement for small numbers of probes but we feel it is not without risk for the number of probes in the developmental stage and we prefer that[**] takes that risk and the responsibility of providing guaranteed probes. In addition since we will not be able to use the [**] platform for the [**] studies we suggest we also do this analysis using the [**] custom probes.

A set of [**] nodules and [**] cancers will be assayed at the RNA optimum found for the miRNAs and mRNAs described above in order to determine whether any of the new probes are being saturated. [**] genes will be selected with expression levels that span the levels of expression of the diagnostic genes based on microarray data and avoiding genes with exceptional high expression levels. Probe functionality will be assessed in the first batch of samples run and monitored thereafter. The data from the [**] samples will be analyzed to estimate the classification performance using [**] cross-validation. Since the custom sets need to be ordered in groups of

[**], [**] or [**], I am budgeting for [**] samples this will allow me to include additional controls and I will still have the flexibility to order by groups of [**] or [**] if felt necessary.

The process of analysis is summarized in the preliminary results sent previously. The classification accuracy will be assessed for mRNAs and miRNAs both separately and also combined as we have described.

COSTS:
[**]: The cost for [**] samples with [**] targets designed by [**] @ $[**]/ [**] samples X [**] =[**] samples = $[**] + master kits= $[**]= $[**] +IDT for [**] genes ([**] oligos per gene, [**] ng synthesis HPLC purified)= $[**] totals =$[**] (added cost of technicians time not included here and flexibility of running controls or the [**]% repeats is not included this would be in increments of [**] for the [**] added costs (-$[**]) as the calculated cost is only for the [**] samples without any allowance for testing etc. and we cannot use these probes for the [**]

Premade from [**]: [**] custom targets for [**] assays = $[**]. This cost rises if order in [**] lots but I need the flexibility at this point to get things done in the best and fastest way possible. It also does not include the potential probe swapping that we will need to do before the final [**] panel is selected. I am budgeting $[**] for [**] orders and the option for an additional [**] probes to be added which will include testing and trouble shooting and in the end I will run more than [**] experimental samples if possible.

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1

Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission. Confidential portions are marked [[**]].

AIM 3

[**] Experiments:
This part of the project will proceed depending on the pilot results. This can be decided with the interested parties as we have not discussed specific accuracies. We expect that AUC's similar to or better than those in Table 2 should be a go forward sign. Because the pilot study is still relatively small we will carry out a [**] to assess the numbers of samples needed to reach an acceptable A UC.

We feel it will be necessary to carry out reproducibility and loading studies for the [**] platform using the optimum concentration of RNA from our first analysis in triplicate and assess the performance in the [**] panel as compared to the individual panels and

Based on the mRNA and miRNA results on the [**] samples, we will develop our [**] panel of gene and miRNA probes. We have projected prices for a panel of [**] gene and [**] miRNAs to be tested on [**] samples. The projected cost of the [**] panel for [**] samples is $[**] ([**] per sample). These are only the supply costs. The potential costs are estimates and are included for your information but may change.

BUDGET (excluding costs associated with AIM 3):

Total Cost for AIM 1 and AIM2 (including indirect rate @[**]%): $[**]

Wistar/OncoCyte First Amendment to the Sponsored Research Agreement
Wistar Reference No. Showe31July13AMD 1